UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 15, 2014
(December 9, 2014)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Retirement of Principal Accounting Officer

On December 9, 2014, Thomas G. Sategna, Vice President and Corporate Controller of PNM Resources, Inc. (the “Company”), notified the Company that he intends to retire as the Company’s principal accounting officer, effective as of March 31, 2015. Mr. Sategna has agreed to continue employment with PNMR Services Company, an affiliate of the Company (“PNMR”), through December 31, 2015 to (among other things) assist the Company and his successor in the transition process.

(c)    Appointment of New Principal Accounting Officer

On December 11, 2014, the Company appointed Joseph D. Tarry to succeed Mr. Sategna as its Vice President and Controller (and principal accounting officer), effective as of April 1, 2015.

Mr. Tarry, 44, joined the Company in 1996 and has served as Vice President for Customer Service and Business Technology Services since May 2012. Previously, he served in various other accounting and internal audit capacities for the Company and its affiliates, including as Executive Director of Financial Planning and Business Analysis; Controller, Business Operations; and Senior Integrated Audit Manager. Prior to joining the Company, Mr. Tarry was an auditor for Arthur Andersen LLP from July 1995 to May 1996. Mr. Tarry received a Bachelor of Accountancy degree from New Mexico State University in 1995 and holds active licenses as a Certified Public Accountant and a Certified Management Accountant.

(e)    Compensatory Arrangement with Executive Vice President and Chief Financial Officer

On December 9, 2014, the Company entered into an Employee Retention Agreement (the “Retention Agreement”) with Charles N. Eldred, Executive Vice President and Chief Financial Officer of the Company. The Retention Agreement, which will take effect on January 1, 2015, is intended to incentivize Mr. Eldred to continue employment with PNMR through December 31, 2017 and meet certain performance measures.

Pursuant to the Retention Agreement, Mr. Eldred will be entitled to receive the following retention bonuses and restricted stock rights awards if he, among other things, (1) remains employed with PNMR through the applicable retention dates, (2) meets specified performance measures (generally based on long-term growth in the Company’s earnings) prior to the applicable retention dates, and (3) executes and does not revoke a release for the benefit of PNMR and its affiliates:

Retention Date	Retention Bonus (paid by allocating discretionary credits under the Company’s Executive Savings Plan II)	Restricted Stock Rights Award (granted pursuant to the Company’s 2014 Performance Equity Plan and paid in Company stock)
December 31, 2016	$175,000	Restricted Stock Rights equal to $100,000 divided by the fair market value of the Company’s common stock as of the grant date
December 31, 2017	$200,000	Restricted Stock Rights equal to $275,000 divided by the fair market value of the Company’s common stock as of the grant date

Mr. Eldred’s eligibility to receive the foregoing amounts is subject to certain conditions, including the Compensation and Human Resources Committee’s (the “Compensation Committee”) determination of whether the applicable performance measures have been satisfied. If Mr. Eldred does not satisfy the applicable performance measures as of the first retention date but satisfies the applicable performance measures as of the second retention date, Mr. Eldred will be entitled to receive all amounts described above. If Mr. Eldred does not satisfy the performance measures as of either retention date, the Compensation Committee will have the discretion to award him a retention bonus and/or a restricted stock rights award in such amount as it deems appropriate, although the Compensation Committee will be under no obligation to do so. In the event that Mr. Eldred’s employment ends prior to a retention date, depending on the circumstances of his departure, Mr. Eldred may be entitled to receive a pro-rated retention bonus and restricted stock rights award in accordance with the terms and conditions of the Retention Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 15, 2014	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)